UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2011

SOMAXON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51665	20-0161599
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3570 Carmel Mountain Road, Suite 100, San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 876-6500

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On February 8, 2011, Somaxon Pharmaceuticals, Inc. (“Somaxon”) filed a Current Report on Form 8-K (the “Prior 8-K”) to report that it had engaged its contract sales force partner, Publicis Touchpoint Solutions, Inc. (“Publicis”), to recruit and deploy for Somaxon an additional 35 sales representatives that will exclusively promote Silenor. This amendment to the Prior 8-K is being filed to provide a copy of the amended and restated Supplement One to the Professional Detailing Services Agreement dated February 7, 2011 as an exhibit under Item 9.01.

Item 1.01 Entry into a Material Definitive Agreement.

On February 7, 2011, Somaxon entered into an amendment and restatement of Supplement One to a Professional Detailing Services Agreement by and between Somaxon and Publicis (the “Supplement”). The only material change to the previous Supplement One filed as Exhibit 10.2 to the Current Report on Form 8-K/A on July 21, 2010 is the addition of 35 sales representatives and the pricing adjustments related thereto. The description of the Supplement appearing in the Prior 8-K is qualified in its entirety by reference to the Supplement which is being filed with this Current Report on Form 8-K/A as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.01†	Supplement No. 1 to the Professional Detailing Services Agreement between Somaxon Pharmaceuticals, Inc. and Publicis Touchpoint Solutions, Inc. dated February 7, 2011

†	Confidential treatment has been requested as to certain portions, which portions have been omitted and filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOMAXON PHARMACEUTICALS, INC.

Date: February 11, 2011

By: /s/ Matthew W. Onaitis
Name: Matthew W. Onaitis
Title: Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.01†	Supplement No. 1 to the Professional Detailing Services Agreement between Somaxon Pharmaceuticals, Inc. and Publicis Touchpoint Solutions, Inc. dated February 7, 2011

†	Confidential treatment has been requested as to certain portions, which portions have been omitted and filed separately with the Securities and Exchange Commission.